AMENDMENT TO THE CHUX OWNERSHIP PLAN

WHEREAS, effective as of October 1, 1993, O’Charley’s Inc. (the “Company”) adopted the CHUX Ownership Plan (as amended to date, the “Plan”); and

WHEREAS, the Company most recently amended the Plan to increase the number of shares reserved for issuance under the Plan from 1,350,000 shares to 2,350,000 shares; and

WHEREAS, the Company desires to amend the Plan again to (i) limit the amount of lump sum contributions to the Plan and (ii) make technical changes required by final regulations published under Section 423 of the Internal Revenue Code of 1986, as amended.

NOW, THEREFORE, effective April 1, 2010, the Company hereby amends the Plan as follows:

1.  The first sentence of Section 3.1 of the Plan is amended to provide as follows:

“Without the approval of the shareholders of O’Charley’s, no amendment to this Plan shall (i) increase the number of shares reserved under the Plan, other than as provided in Section 10.3, (ii) alter the designation of corporations whose employees shall be permitted to participate in the Plan, except as permitted in Section 1.423-2(c)(4) of the Treasury Regulations or (iii) alter the granting corporation or the Stock available for purchase under the Plan.”

2.  Section 5.4 of the Plan is amended to provide as follows:

“5.4           Lump Sum Contributions

Subject to the limitations described in Section 5.5, a Participant who has not discontinued his contributions pursuant to Section 5.2 or elected to withdraw his contributions pursuant to Section 5.3 may make no more than one (1) lump sum contribution during each Plan Period.  The amount of a lump sum contribution shall be limited to the amount of missed Participant contributions (made pursuant to Section 5.1), if any, experienced by a Participant during a Plan Period.  No other lump sum contributions shall be permitted under the Plan.  Any lump sum contributions shall be paid by check by the Participant, delivered at least ten (10) days prior to the last day of the applicable Plan Period and shall be credited to the Participant’s Contribution Account.”

IN WITNESS WHEREOF, O’Charley’s Inc. has caused this Amendment to the CHUX Ownership Plan to be executed this 11th day of February, 2010, by its duly authorized officers.

O’CHARLEY’S INC.

By: /s/ Lawrence E. Hyatt

Title:  Chief Financial Officer and Treasurer